UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8‑K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   March 24, 2017

USA Compression Partners, LP

(Exact Name of Registrant as Specified in Charter)

Delaware	1‑35779	75‑2771546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Congress Avenue, Suite 450 Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (512) 473‑2662

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.  below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of April 10, 2017,  the Board of Directors (the “Board”) of USA Compression GP, LLC (the “General Partner”), the general partner of USA Compression Partners, LP (the “Partnership”), has appointed  G. Tracy Owens as the Vice President of Finance and Chief Accounting Officer of the General Partner and designated Mr. Owens as the principal accounting officer of the Partnership.

Prior to his appointment, Mr. Owens, age 54, served as Vice President and Chief Accounting Officer of Southcross Energy Partners GP, LLC, the general partner of Southcross Energy Partners, L.P.  (“Southcross”) from August 2015 until December 2016.  Before joining Southcross, Mr. Owens served as Controller for Alon USA Energy, Inc.  (“Alon”), a company specializing in the refining and marketing of petroleum products, since 2006.  In his role at each of Southcross and Alon, Mr. Owens oversaw the accounting department, the filing of quarterly and annual financial reports, internal controls over financial reporting, and coordinating with external and internal auditors.  Prior to joining Alon, Mr. Owens served as Controller for Hunt Refining Company from 1996 until 2006 and as Senior Manager at KPMG LLP from 1986 until 1996. Mr. Owens received a BBA in Accounting from Baylor University in 1986.  He is a member of the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants.

Mr. Owens will receive an annual base salary of $250,000 and will be entitled to participate in a discretionary annual incentive bonus compensation program, under which incentive awards are determined annually, with reference to an initial target bonus of $125,000.  In addition, Mr. Owens will also be eligible to receive equity-based awards pursuant to the Partnership’s 2013 Long-Term Incentive Plan (the “LTIP”).  Subject to approval by the Board, Mr. Owens will also receive a $100,000 grant of phantom units (the “Award”) pursuant to the LTIP.  The number of phantom units to be granted will be based on the closing price of the Partnership’s common units on the date of such grant.  Twenty percent of the Award will be subject to performance-based vesting conditions and eighty percent of the Award will be subject to time-based vesting restrictions.  With respect to the time-based portion of the Award, the phantom units will vest in three equal annual installments, with the first installment vesting on the first anniversary of the date of grant.  With respect to the performance-based portion of the Award, the phantom units will vest on the third anniversary of the date of grant subject to the performance-based vesting conditions.  The Award will be further governed by the form phantom unit agreement that the General Partner has previously approved for grants pursuant to the LTIP (filed as Exhibit 10.13 to the Partnership’s annual report on Form 10‑K for the year ended December 31, 2015).

There is no arrangement or understanding between Mr. Owens and any other persons pursuant to which he was appointed to Vice President of Finance and Chief Accounting Officer.  There is no relationship between Mr. Owens and the Partnership that would require disclosure pursuant to Item 404(a) of Regulation S‑K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA COMPRESSION PARTNERS, LP

	By:	USA Compression GP, LLC, its General Partner

		By:	/s/ Christopher W. Porter
Christopher W. Porter
Vice President, General Counsel and Secretary

Dated March 29, 2017